                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 27, 1996


                          Ivex Packaging Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                   33-60714             76-0172625
- --------------------------------------------------------------------------------
(State or other jurisdiction           (Commission         (IRS Employer
  of incorporation)                    File Number)      Identification No.)

      100 Tri-State Drive, Suite 200, Lincolnshire, Illinois     60069
      ------------------------------------------------------------------
           (Address of principal executive offices)           (zip code)



       Registrant's telephone number, including area code: (847)945-9100

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to the Agreement and Plan of Merger, dated as of May 17, 1996 and amended as of June 19, 1996 and June 26, 1996 (the "Merger Agreement"), among IPC, Inc. ("IPC"), a Delaware corporation and a wholly-owned subsidiary of Ivex Packaging Corporation, a Delaware corporation ("Ivex"), Package Acquisition, Inc. ("Sub"), a Delaware corporation and a wholly-owned subsidiary of IPC, CFI Industries, Inc., a Delaware corporation ("CFI"), and Equity Holdings, an Illinois general partnership ("Equity"), on August 16, 1996, Sub was merged with and into CFI with CFI surviving the merger as a wholly-owned subsidiary of IPC (the "Merger").

         Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, the outstanding shares of common stock, par value $1.00 per share, of CFI (the "Common Stock"), were converted into the right to receive approximately $13.9 million cash in the aggregate and IPC assumed approximately $4.5 million of indebtedness. After payment of transaction expenses, CFI stockholders will receive $6.22 per share.

         The purchase price and the other terms and conditions of the Merger were negotiated over a period of several months between representatives of CFI and representatives of IPC. Duff and Phelps Capital Markets Co. acted as financial advisor to CFI in connection with the Merger and delivered a written opinion to the Board of Directors of CFI to the effect that the purchase price was fair from a financial point of view for the holders of CFI's common stock. At a Special Meeting of CFI's stockholders held on August 15, 1996, the stockholders of CFI voted upon and approved the Merger.

         IPC and Sub financed the payment of the purchase price and all other fees and expenses associated with the Merger through cash from operations and from borrowings under IPC's revolving credit facility under IPC's Credit Agreement, dated as of December 7, 1995, among IPC, Ivex, the subsidiaries of IPC, the lenders identified therein and NationsBank, N.A., as agent.

         CFI, through its wholly-owned subsidiary, Plastofilm Industries, Inc., is a fully integrated custom thermoformer of plastic packaging for the medical, electronics and consumer markets.

         At the effective time of the Merger, Equity was the beneficial and record owner of approximately 1,334,592 shares of Common Stock and the directors and executive officers of CFI beneficially owned, in the aggregate, an additional 7,875 shares of common stock (excluding shares subject to stock options that were cancelled in connection with the Merger).

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a) The following Financial Statements of CFI Industries, Inc. are included in Item 7 immediately following the signature page.

         Audited Financial Statements of CFI Industries, Inc. for the year ended June 30, 1995 and unaudited Financial Statements for CFI Industries, Inc. for the nine months ended March 31, 1996.

(b) The following Pro Forma Financial Information are included in Item 7 of this Report immediately following the signature page.

         Unaudited Combined Pro-Forma Financial Statements of Ivex Packaging Corporation and CFI Industries, Inc. for the year ended December 31, 1995 and for the six months ended June 30, 1996.


(c)      Exhibits.

                                                                          Incorporated by Reference From
                                                                          ------------------------------
    Exhibit                     Description of                   Exhibit Number     Registration Number or Report
     Number                        Document                      --------------     -----------------------------
   ---------           ------------------------------
     10.54             Agreement and Plan of Merger,                  A-1          CFI's Industries, Inc. Proxy
                       dated as of May 17, 1996 (as                                Statement dated July 22, 1996.
                       amended), among IPC, Sub, CFI
                       and Equity.





                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           IVEX PACKAGING CORPORATION





                              BY:       /s/ G. Douglas Patterson
                                        --------------------------------------
                                            G. Douglas Patterson
                                            Vice President and General Counsel



DATE:    August 27, 1996

                           IVEX PACKAGING CORPORATION
                                      AND
                              CFI INDUSTRIES, INC.
               UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS


         The following unaudited combined financial statements present, on a pro forma basis, the effect of the acquisition by IPC, Inc., a Delaware corporation ("IPC") and a wholly-owned subsidiary of Ivex Packaging Corporation ("Ivex" or "the Company") of CFI Industries, Inc. ("CFI") effective August 16, 1996 (the "Acquisition"). The unaudited combined pro forma financial statements assume that the Acquisition will be accounted for using the purchase method; as such, the assets and liabilities of CFI will be recorded at their estimated fair values at the date of the Acquisition. Studies, including appraisals of properties, will be made to determine the fair value of net assets acquired; however, such studies will not be completed for some time and when complete will result in adjustments to the preliminary estimates of fair value included herein. The unaudited combined pro forma financial statements should be read in conjunction with the historical financial statements of CFI and footnotes thereto.

         The Unaudited Combined Pro Forma Financial Statements do not necessarily reflect the operations of Ivex and CFI as they would have been had the two entities existed as one entity for the periods shown and the operating results should not be deemed to be indicative of the future operations of the combined entity.

         The Pro Forma Combined Statements of Operations (Unaudited) for the year ended December 31, 1995 combine the results of Ivex and CFI for the twelve-month period ended December 31, 1995 on the assumption that the Acquisition had been consummated at the beginning of the twelve month period. The Pro Forma Combined Statements of Operations (Unaudited) for the six months ended June 30, 1996 combine the results of Ivex for the six months ended June 30, 1996 and the results of CFI for the six months ended March 31, 1996 (which represents CFI's latest available interim financial statements) on the assumption that the Acquisition had been consumated at the beginning of the six month period. The results of CFI for the quarter ended December 31, 1995 are included in both the Pro Forma Combined Statements of Operations (Unaudited) for the year ended December 31, 1995 and the six months ended June 30, 1996. The Pro Forma Balance Sheet (Unaudited) at June 30, 1996 combines the June 30, 1996 balance sheet of Ivex and the March 31, 1996 balance sheet of CFI (which represents CFI's latest available interim financial statements) on the assumption that the Acquisition had been consumated as of the date of the Pro Forma Balance Sheet. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

                           IVEX PACKAGING CORPORATION
                                      AND
                             CFI, INDUSTRIES, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                 (IN THOUSANDS)


                                                                Historical                   Pro Forma
                                                          ----------------------  ------------------------------
                                                            6/30/96     3/31/96
                                                          ----------  ----------
                                                              Ivex       CFI       Adjustments       Combined
                                                          ----------  ----------  ------------    --------------
                          ASSETS
Current Assets:
  Cash and cash equivalents   . . . . . . . . . . . .     $    4,440  $    1,336  $   (1,336)  (4)   $     4,440
  Accounts receivable trade, net of allowance   . . .         45,249       4,124                          49,373
  Inventories   . . . . . . . . . . . . . . . . . . .         44,848       2,905                          47,753
  Prepaid expenses and other  . . . . . . . . . . . .          4,565       1,447                           6,012
                                                          ----------  ----------  ----------         -----------
    Total current assets  . . . . . . . . . . . . . .         99,102       9,812      (1,336)            107,578
                                                          ----------  ----------  ----------         -----------
Property, Plant and Equipment, net  . . . . . . . . .        162,295       7,009       1,500   (2)       170,804
                                                          ----------  ----------  ----------         -----------
Other assets:
  Goodwill, net of accumulated amortization   . . . .         13,704       2,470       2,985   (2)        19,609
                                                                                         450   (3)
  Miscellaneous   . . . . . . . . . . . . . . . . . .         14,375          40                          14,415
                                                          ----------  ----------  ----------         -----------
    Total other assets  . . . . . . . . . . . . . . .         28,079       2,510       3,435              34,024
                                                          ----------  ----------  ----------         -----------
Total Assets  . . . . . . . . . . . . . . . . . . . .     $  289,476  $   19,331  $    3,599         $   312,406
                                                          ==========  ==========  ==========         ===========

  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Current installments of long-term debt  . . . . . .     $    5,126  $      859  $    (859)   (4)   $     5,126
  Accounts payable  . . . . . . . . . . . . . . . . .         23,739       1,976                          25,715
  Accrued salary and wages  . . . . . . . . . . . . .          6,660         807                           7,467
  Self insurance reserves   . . . . . . . . . . . . .          6,674       1,326                           8,000
  Accrued interest  . . . . . . . . . . . . . . . . .          1,726                                       1,726
  Other accrued expenses  . . . . . . . . . . . . . .         15,292       1,052                          16,344
                                                          ----------  ----------  ----------         -----------
    Total current liabilities   . . . . . . . . . . .         59,217       6,020        (859)             64,378
                                                          ----------  ----------  ----------         -----------
Long-Term Debt  . . . . . . . . . . . . . . . . . . .        349,850       3,063      13,904   (4)       366,817
                                                          ----------  ----------  ----------         -----------
Other Long-Term Liabilities . . . . . . . . . . . . .          6,247         159                           6,406
                                                          ----------  ----------  ----------         -----------
Deferred Income Taxes . . . . . . . . . . . . . . . .          8,770         643                           9,413
                                                          ----------  ----------  ----------         -----------
Stockholders' Deficit:  . . . . . . . . . . . . . . .       (134,608)      9,446     (13,931)  (1)     (134,608)
                                                                                       4,485   (2)
                                                          ----------  ----------  ----------         -----------
Total Liabilities and Stockholders' Deficit . . . . .     $  289,476  $   19,331  $    3,599         $  312,406
                                                          ==========  ==========  ==========         ===========

NOTES TO THE PRO FORMA COMBINED BALANCE SHEET (UNAUDITED):

(1) The Pro Forma Combined Balance Sheet reflects the purchase of CFI at a cost of $6.34 per share. The total cost of $13,931 includes $12,680 for issued and outstanding shares and $1,251 for net value of issued and outstanding options.

(2) In connection with the preparation of the Pro Forma Combined Balance Sheet, the historical book values of certain assets were adjusted to estimated fair values as follows:

               To increase property and equipment to
                  estimated fair value                                               $      1,500

               To record the excess purchase price
                  over the fair value of net assets
                  acquired                                                                  2,985
                                                                                     ------------

               Total increase in net assets to reflect
                  estimated fair values                                              $      4,485
                                                                                     ============

         The above adjustments reflect estimates made for the purpose of preparing the Unaudited Combined Pro Forma Financial Statements. The final determination of fair value adjustments to be made to CFI's assets and liabilities will be based on appraisals and evaluations completed over the next several months which will result in changes to the estimates shown above.

(3) Amount represents estimated direct acquisition expenses incurred by IPC.

(4) The Acquisition cost, including direct acquisition expenses incurred by IPC, of $14,381 and the pay off of CFI debt, net of cash acquired, of $2,586 was financed with a draw on IPC's revolving credit facility.

                           IVEX PACKAGING CORPORATION
                                      AND
                              CFI INDUSTRIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)


                                                    Historical - Six Months Ended            Pro Forma
                                                    -----------------------------  ----------------------------
                                                       6/30/96        3/31/96
                                                    ------------   -------------
                                                        Ivex            CFI        Adjustments       Combined
                                                    ------------   -------------  ------------    -------------
Net Sales   . . . . . . . . . . . . . . . . .       $   210,443   $      14,891                    $   225,334
Cost of goods . . . . . . . . . . . . . . . . .         164,668          11,117    $      75  (1)      175,860
                                                     ----------    ------------    ---------       -----------
Gross Profit  . . . . . . . . . . . . . . . . .          45,775           3,774          (75)           49,474
Operating Expenses:
    Selling   . . . . . . . . . . . . . . . . .           9,599           1,821                         11,420
    Administrative  . . . . . . . . . . . . . .          12,533           1,329                         13,862
    Amortization of intangibles   . . . . . . .             258                           80  (1)          338
                                                    -----------    ------------    ---------       -----------
      Total Operating Expenses  . . . . . . . .          22,390           3,150           80            25,620
                                                    -----------    ------------    ---------       -----------
Income (loss) from operations . . . . . . . . .          23,385             624         (155)           23,854
Interest expense  . . . . . . . . . . . . . . .          21,221             217          453  (2)       21,891
                                                    -----------    ------------    ---------       -----------
Income (loss) before income taxes . . . . . . .           2,164             407         (608)            1,963
Income tax (provision) benefit  . . . . . . . .            (440)                                          (440)
                                                    -----------    ------------    ---------       -----------
Income (loss) . . . . . . . . . . . . . . . . .     $     1,724    $        407    $    (608)      $     1,523
                                                    ===========    ============    =========       ===========

                           IVEX PACKAGING CORPORATION
                                      AND
                              CFI INDUSTRIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                             Historical                      Pro Forma
                                                    ----------------------------  ------------------------------
                                                        Ivex            CFI        Adjustments       Combined
                                                    ------------   -------------  ------------     -------------
Net Sales   . . . . . . . . . . . . . . . . .       $   451,569   $      31,690                       $  483,259
Cost of goods . . . . . . . . . . . . . . . . .         366,409          23,480    $     150  (1)        390,039
                                                     ----------    ------------    ---------         -----------
Gross Profit  . . . . . . . . . . . . . . . . .          85,160           8,210         (150)             93,220
Operating Expenses:
    Selling   . . . . . . . . . . . . . . . . .          18,027           3,928                           21,955
    Administrative  . . . . . . . . . . . . . .          24,540           2,411                           26,951
    Amortization of intangibles   . . . . . . .           1,904                          210  (1)          2,114
    Write-off of goodwill   . . . . . . . . . .          13,471                                           13,471
    Special charges   . . . . . . . . . . . . .           4,960                                            4,960
                                                    -----------    ------------    ---------         -----------
      Total Operating Expenses  . . . . . . . .          62,902           6,339          210              69,451
                                                    -----------    ------------    ---------         -----------
Income (loss) from operations . . . . . . . . .          22,258           1,871         (360)             23,769
Interest expense  . . . . . . . . . . . . . . .          43,270             459        1,016  (2)         44,745
                                                    -----------    ------------    ---------         -----------
Income (loss) before income taxes and
  and extraordinary item  . . . . . . . . . . .         (21,012)          1,412       (1,376)            (20,976)
Income tax (provision) benefit  . . . . . . . .          (1,113)            500         (500) (3)         (1,113)
                                                    -----------    ------------    ---------         -----------
Income (loss) before extraordinary item . . . .     $   (22,125)  $       1,912    $  (1,876)         $  (22,089)
                                                    ============   ============    =========         ===========


NOTES TO THE PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED):


(1) The following adjustments have been made in preparing the Pro Forma Combined Statements of Operations to reflect, on a pro forma basis, the estimated expense associated with the adjustments to record the historical book value of CFI's assets to estimated fair values:

                                                                       Six months             Year ended
                                                                      ended June 30,         December 31,
                                                                          1996                   1995
                                                                    -----------------     -----------------
             Increase in depreciation expense                         $          75        $          150

             Amortization of excess purchase
             price over the fair market value
             of net assets acquired and direct
             acquisition expenses incurred by IPC                                80                   210
                                                                      -------------        --------------

                                                                      $         155        $          360
                                                                      =============        ==============

(2) The Acquisition cost, including direct acquisition expenses incurred by IPC, and the pay off of CFI debt, net of cash acquired, was financed with a draw on IPC's revolving credit facility. On the assumption that the Acquisition and such financing arrangements had been consumated at the beginning of each of the respective periods, the following adjustments have been made in preparing the Pro Forma Combined Statements of Operations.

                                                                          Six months            Year ended
                                                                        ended June 30,        December 31,
                                                                             1996                  1995
                                                                      -----------------       --------------
              Estimated interest expense on IPC's
              revolving credit facility at an
              average interest rate of 8.32% and
              7.88%, respectively                                       $          670         $      1,475

              Elimination of CFI interest expense                                 (217)                (459)
                                                                        -------------          -----------

              Net change in interest expense                            $          453         $      1,016
                                                                        ==============         ============

(3) During 1995, CFI recognized income tax benefit of $500,000 associated with its reevaluation of the realizability of its future income tax benefits. On a pro forma combined basis with Ivex such income tax benefit would not be recognized.

CFI INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 1996 AND JUNE 30, 1995
(Amounts in thousands, except par value and share amounts)


                                                                          March 31,                     June 30,
                                                                            1996                         1995
                                                                     -----------------            -----------------
                                                                        (Unaudited)
ASSETS
Current Assets:
   Cash & cash equivalents....................................          $     1,336                  $    1,211
   Trade receivables, net of allowance for
   doubtful accounts of $33 in March and $15 in June..........                4,124                       3,706
   Inventories................................................                2,905                       2,818
   Prepayments and other......................................                  274                         486
   Deferred income taxes......................................                1,173                       1,173
                                                                        -----------                  ----------
     Total current assets.....................................                9,812                       9,394

Property and equipment, at cost less accumulated depreciation
     of $8,166 in March and $7,306 in June....................                7,009                       7,043
Intangible assets, at cost, net of accumulated amortization of
     $831 in March and $768 in June ..........................                2,470                       2,531
Other assets..................................................                   40                          55
                                                                        -----------                  ----------
                                                                        $    19,331                  $   19,023
                                                                        ===========                  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Short-term debt (Note 6)...................................          $         -                  $      800
   Current maturities of long-term debt (Note 6)..............                  859                         742
   Current portion of other long-term liabilities.............                   50                          55
   Accounts payable...........................................                1,976                       2,388
   Accrued liabilities:
     Salaries and wages.......................................                  807                         867
     Insurance................................................                  147                         417
     Provision for soil remediation...........................                1,179                       1,193
     Other....................................................                1,002                         859
                                                                        -----------                  ----------
     Total current liabilities................................                6,020                       7,321

Long-term debt (Note 6).......................................                3,063                       2,229
Other long-term liabilities...................................                  159                         200
Deferred income taxes.........................................                  643                         643
                                                                        -----------                  ----------
     Total liabilities........................................                9,885                      10,393
                                                                        -----------                  ----------

Commitments and contingent liabilities (Note 5)
Stockholders' Equity:
   Common stock, $1.00 par value, 10,000 shares authorized,
   2,000 and 1,991 shares issued and outstanding in March
   and June, respectively.....................................                2,000                       1,991
   Paid-in surplus............................................               16,408                      16,374
   Deficit....................................................               (8,966)                     (9,735)
   Cumulative translation adjustment..........................                    4                          -
                                                                        -----------                  ----------
     Total stockholders' equity...............................                9,446                       8,630
                                                                        -----------                  ----------
                                                                        $    19,331                  $   19,023
                                                                        ===========                  ==========

The accompanying notes are an integral part of these consolidated financial statements

CFI INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED MARCH 31, 1996 AND MARCH 26, 1995
(Amounts in thousands, except per share amounts)
(Unaudited)

                                      Three Months Ended                    Nine Months Ended
                                   ---------------------------         ---------------------------
                                   March 31,         March 26,         March 31,         March 26,
                                      1996              1995              1996              1995
                                   ---------         ---------         ---------         ---------
Net Sales                          $    8,086       $    8,032       $    22,763        $    22,306
Cost of Sales                           5,812            6,008            16,897             16,800
                                   ----------       ----------       -----------        -----------
   Gross profit                         2,274            2,024             5,866              5,506

Selling expenses                          979            1,020             2,808              2,969
General & administrative
  expense                                 732              558             1,965              1,650
                                   ----------       ----------       -----------        -----------
Operating income                          563              446             1,093                887
Interest expense                           94               87               284                312
Interest income                             4                -                28                  -
Other (income) expense-net                 23               30                68                 31
                                   ----------       ----------       -----------        -----------
   Income before
     income taxes                         450              329               769                544
Income taxes                                -                -                 -                  -
                                   ----------       ----------       -----------        -----------
   Net Income                      $      450       $      329       $       769        $       544
                                   ==========       ==========       ===========        ===========

Earnings per common share:
   Net Income                      $     0.20       $     0.16       $      0.34        $      0.26
                                   ==========       ==========       ===========        ===========

Weighted average number of
   common shares and common
   share equivalents
   outstanding:                         2,195            2,134             2,194              2,103
                                   ==========       ==========       ===========        ===========



The accompanying notes are an integral part of these consolidated financial statements

CFI INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND MARCH 26, 1995
(Amounts in thousands)
(Unaudited)


                                                                            1996                      1995
                                                                            ----                      ----
Cash Flows From Operating Activities:
Net Income...............................................                $    769                  $    544

Adjustments to reconcile net income to net cash flows
 from operating activities:
 Depreciation and amortization.........................                       929                       928
 Provision for doubtful accounts.......................                        18                         -
 Provision for losses, asset write-offs and other......                        65                       237
 Stock distribution to employees.......................                        25                         -
 Stock purchased by employees .........................                        18                         -

Changes in assets and liabilities:
 Trade and other receivables...........................                      (436)                      167
 Inventories...........................................                      (152)                     (935)
 Prepayments and other current assets..................                       212                       211
 Accounts payable and accrued liabilities..............                      (613)                     (465)
 Other - net ..........................................                        15                      ( 45)
                                                                         --------                  --------
 Net cash flows from operating
 activities.........................................                          850                       642
                                                                         --------                  --------

Cash Flows From Investing Activities:
 Capital expenditures..................................                      (837)                     (601)
 Disposals of property and equipment...................                         4                       231
 Proceeds from sale of marketable
 securities............................................                         -                     1,524
                                                                         --------                  --------
 Net cash flows from investing
 activities.........................................                         (833)                    1,154
                                                                         --------                  --------

Cash Flows From Financing Activities:
 Net (payments) borrowings under line of
 credit................................................                      (800)                     (400)
 Borrowings on long-term debt..........................                     1,345                         -
 Payments on long-term debt............................                      (441)                     (643)
                                                                         --------                  --------
 Net cash flows from financing
 activities.........................................                          104                    (1,043)
                                                                         --------                  --------

Effect of exchange rate changes on cash .................                       4                        -
                                                                         --------                  --------

Net  increase in cash....................................                     125                       753
Beginning cash...........................................                   1,211                       267
                                                                         --------                  --------
Ending cash..............................................                $  1,336                  $  1,020
                                                                         ========                  ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest.................                $    278                  $    310
Cash paid during period for income taxes.................                $     25                  $      5


The accompanying notes are an integral part of these consolidated financial statements

CFI INDUSTRIES, INC. AND SUBSIDIAIRIES
NOTES TO CONSOLDIDATED INTERIM FINANCIAL STATEMEMTS
MARCH 31, 1996 (Unaudited) AND JUNE 30, 1995


1.   GENERAL

     The unaudited financial information furnished herein includes all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of the periods presented. All such adjustments are of a normal and recurring nature. The financial results for the interim periods may not be indicative of the financial results for a full year. These statements should be read in conjunction with the financial statements and notes thereto included with the 1995 Form 10-K filed by the Company with the Securities and Exchange Commission.

2.   INVENTORIES

     Inventories consisted of the following (amounts in thousands):


                                    March 31,          June 30,
                                      1996              1995
                                    ---------          --------
              Raw materials          $1,251            $1,018
              Work in process           235               158
              Finished goods          1,419             1,642
                                     ------            ------
                                     $2,905            $2,818
                                     ======            ======



3.   CHANGES IN STOCKHOLDERS' EQUITY

     Changes in stockholders' equity for the nine-month period ended March 31, 1996 are shown below (amounts in thousands):

                                                                                   Cumulative
                                        Capital        Paid-in                     Translation
                                        Stock          Surplus        Deficit      Adjustment      Total
                                        -------       --------       --------      -----------     -----
Balance, June 30, 1995                   $1,991        $16,374       $(9,735)        $    -       $8,630

Stock distribution to employees               6             19                                        25
Stock purchased by employees                  3             15                                        18
Cumulative translation adjustment                                                         4            4
Net income                                                               769                         769
                                        -------       --------       -------         ------       ------
Balance, March 31, 1996                  $2,000        $16,408       $(8,966)        $    4       $9,446
                                        =======       ========       =======         ======       ======



4.   STOCK OPTIONS

     Transactions concerning the Company's 1991 Stock Option Plan for the nine-month period ended March 31, 1996 are shown below:


                                              Price Range        1996
                                              -----------        ----
Outstanding, June 30, 1995                    $2.63 - $4.38      380,500
Granted                                           $6.75           10,500
Canceled                                      $2.63 - $3.00      (20,000)
Exercised                                                         ----
                                                                 -------
Outstanding, March 31, 1996                   $2.63 - 6.75       371,000
                                                                ========
Exercisable, March 31, 1996                                      294,166

Reserved for future option grants                                229,000

5.   CONTINGENT LIABILITIES

     During fiscal 1991 soil conditions at Plastofilm's, (Plastofilm Industries Inc., a wholly owned subsidiary of the Company) Wheaton, Illinois facility were discovered which need remediation. At June 30, 1991, a pre-tax provision of $1.0 million was recorded for the estimated costs of testing and remediation. At June 28, 1992, an additional pre-tax provision of $1.0 million was recorded to reflect the then currently estimated costs to complete the soil remediation. Expenditures during fiscal 1995 and prior years were approximately $807,000. Expenditures to date during fiscal 1996 have been approximately $14,000. During fiscal 1993 the Illinois Environmental Protection Agency requested certain additional testing to be performed before approval of the Company's voluntary clean-up plan. These tests were conducted in fiscal 1994 and submitted to the Illinois Environmental Protection Agency in fiscal 1995 for approval. The approval of the Company's voluntary clean-up is pending.

     The Company has received a demand for the payment of withdrawal liability in the amount of approximately $360,000 from a multi-employer pension plan to which the Company made contributions in connection with a discontinued business. The Company disputes that it has any withdrawal liability and, in accordance with the applicable provisions of the Employee Retirement Income Security Act, has demanded that this dispute be resolved through arbitration. The Company is making quarterly contributions of approximately $10,000 as required by law pending arbitration. Through March 31, 1996 the Company has made payments of approximately $124,000. These payments will be returned to the Company, with interest, if it is ultimately determined that the Company has no liability.

     The Company, in connection with a discontinued business, has been named by the United States Environmental Protection Agency ("US-EPA") as a potentially responsible party in a Superfund Proceeding. The US-EPA has determined the Company to be a de minimus contributor and has offered a settlement agreement to all parties. The Company has accepted the settlement agreement which will require total payments of $80,586. On January 16, 1996, the Company paid the first installment of $40,293. The second and final installment is due on July 16, 1996. The settlement amount has been provided for in the financial statements.

6.   Debt

     On January 15, 1996, the Company entered into a new long-term debt agreement. Under the terms of this new agreement, the Company can borrow a maximum of $3,000,000, at a fixed rate of 7.74% with regular monthly principal payments of $50,000, maturing on February 1, 2001. The Company used this new borrowing to retire previous long-term debt of $1,845,000 and also paid down its secured short-term line of credit by $1,100,000. As of March 31, 1996 the Company has $3,000,000 available under the secured short-term line of credit, none of which is outstanding.

     The Company, through its wholly owned subsidiary Plastofilm LTD, has negotiated a $1,600,000 credit facility with a financial institution in Northern Ireland. As of March 31, 1996, there have been no advances made against the credit facility.

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
CFI INDUSTRIES, INC.
WHEATON, ILLINOIS

We have audited the accompanying consolidated balance sheets of CFI Industries, Inc. and subsidiaries as of June 30, 1995 and June 26, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. Our audits also included the financial statement schedules listed in the Index at Item 8. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CFI Industries, Inc. and subsidiaries at June 30, 1995 and June 26, 1994, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


Deloitte & Touche LLP
Chicago, Illinois
August 23, 1995

CFI INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JUNE 30, 1995 AND JUNE 26, 1994
(AMOUNTS IN THOUSANDS, EXCEPT COMMON SHARE AMOUNTS)

                                                                       1995                             1994
                                                                       ----                             ----
ASSETS
Current Assets:
    Cash                                                             $ 1,211                        $    267
    Marketable securities                                               -                              1,524
    Trade receivables, net of allowance for
         doubtful accounts of $15 in 1995 and $9 in 1994               3,706                           3,432
    Inventories                                                        2,818                           2,442
    Prepayments and other                                                486                             622
    Deferred income taxes                                              1,173                             762
                                                                     -------                        --------
    Total Current Assets                                               9,394                           9,049
Property and equipment, at cost,
    less accumulated depreciation                                      7,043                           7,509
Intangible assets, at cost, net of accumulated
    amortization of $768 in 1995 and $686 in 1994                      2,531                           2,614
Other assets                                                              55                              42
                                                                     -------                        --------
                                                                     $19,023                        $ 19,214
                                                                     =======                        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Short-term debt                                                  $   800                        $  2,000
    Current maturities of long-term debt                                 742                             687
    Current portion of other long-term liabilities                        55                              76
    Accounts payable                                                   2,388                           2,273
    Accrued liabilities:
    Salaries and wages                                                   867                             932
    Insurance                                                            417                             634
    Provision for soil remediation                                     1,193                           1,271
    Other                                                                859                             907
                                                                     -------                        --------
    Total Current Liabilities                                          7,321                           8,780

Long-term debt                                                         2,229                           2,618
Other long-term liabilities                                              200                             232
Deferred income taxes                                                    643                             762
                                                                     -------                        --------
    Total Liabilities                                                 10,393                          12,392
                                                                     -------                        --------

Commitments and Contingent Liabilities (Notes 6 & 10)

Stockholders' Equity:
    Common stock, $1.00 par value, 10,000,000
       shares authorized, 1,991,407 and 1,991,420 shares
       issued and outstanding in 1995 and 1994, respectively           1,991                           1,991
    Paid-in surplus                                                   16,374                          16,374
    Deficit                                                           (9,735)                        (11,543)
            Total Stockholders' Equity                               --------                       --------
                                                                       8,630                           6,822
                                                                     -------                        --------
                                                                     $19,023                        $ 19,214
                                                                     =======                        ========

The accompanying notes are an integral part of these consolidated financial statements.

CFI INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 1995, JUNE 26, 1994 AND JUNE 27, 1993 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      1995          1994          1993
                                                   ----------   -----------   ------------

Net sales                                             $31,287     $28,730       $30,164
Cost of sales                                          23,187      22,114        23,568
                                                      -------     -------       -------

    Gross profit                                        8,100       6,616         6,596

Selling expenses                                        4,048       4,229         4,101
General and administrative expenses                     2,270       2,233         2,544
Non-recurring severance costs                             ---         370           ---
                                                      -------     -------       -------
    Operating income (loss)                             1,782        (216)          (49)

Interest expense                                          426         438           376
Interest income                                           (54)        ---          (132)
Other income                                              (63)        (23)          (81)
Other expense                                             165         211           236
                                                      -------      ------        ------

Income (loss) before income taxes                       1,308        (842)         (448)

Income tax (benefit)                                     (500)        ---           ---
                                                      -------     -------       -------
    Net income (loss)                                 $ 1,808     $  (842)      $  (448)
                                                      =======     =======       =======


Per common share:
    Net income (loss)                                 $  0.86     $ (0.42)      $ (0.22)
                                                      =======     =======       =======

Weighted average common shares outstanding              2,104       1,991         2,003
                                                      =======     =======       =======

The accompanying notes are an integral part of these consolidated financial statements.

CFI INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 1995, JUNE 26, 1994 AND JUNE 27, 1993 (AMOUNTS IN THOUSANDS)



                                                                                        Common
                                            Common          Paid-In                    Stock In
                                            Stock           Surplus        Deficit     Treasury           Total
                                          -----------       -------        -------     --------           -----
Balance, June 28, 1992                       $2,009          $16,426     $(10,253)       $ ---           $8,182

Net (loss)                                      ---              ---         (448)         ---             (448)

Purchase of treasury stock                      ---              ---          ---          (70)             (70)
                                             ------          -------     --------        -----           ------
Balance, June 27, 1993                        2,009           16,426      (10,701)         (70)           7,664

Net (loss)                                      ---              ---         (842)         ---             (842)

Cancellation of treasury stock                  (18)             (52)         ---           70              ---
                                             ------          -------     --------        -----           ------

Balance, June 26, 1994                        1,991           16,374      (11,543)         ---            6,822

Net income                                      ---              ---        1,808          ---            1,808
                                             ------          -------     --------        -----           ------
Balance, June 30, 1995                       $1,991          $16,374     $ (9,735)       $               $8,630
                                             ======          =======     ========        =====           ======




The accompanying notes are an integral part of these consolidated financial statements.

CFI INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 1995, JUNE 26, 1994 AND JUNE 27, 1993 (AMOUNTS IN THOUSANDS)

                                                                1995             1994              1993
                                                                ----             ----              ----
Cash flows from operating activities:
Net income (loss)                                             $1,808          $ (842)           $ (448)
Adjustments to reconcile net income (loss) to
   net cash flows from operating activities:
    Depreciation and amortization                              1,234           1,200             1,095
    Provision for doubtful accounts                                4               9                 7
    Provision for losses, asset write-offs and other              24              47               112
    Provision for deferred taxes                                (530)            ---               ---
    Deferred severance and compensation                          ---             191                 7
    (Gain) loss on sale of assets                                (58)             73               (53)

    Changes in assets and liabilities:
      Trade receivables                                         (278)           (467)              507
      Inventories                                               (400)            324              (372)
      Prepayments and other current assets                       136            (363)              (45)
      Accounts payable and accrued liabilities                  (314)             31            (1,152)
      Other - net                                                (58)             15                (9)
                                                              ------          ------            ------
        Net cash flows from operating activities               1,568             218              (351)
                                                              ------          ------            ------
Cash flows from investing activities:
    Capital expenditures                                        (912)           (883)             (872)
    Sales of marketable securities                             1,524             594             1,453
    Proceeds from sale of property and equipment                 298              98                53
                                                              ------          ------            ------
        Net cash flows from investing activities                 910            (191)              634
                                                              ------          ------            ------
Cash flows from financing activities:
    Net (re-payments) borrowings under line of credit         (1,200)            800               400
    Purchase of treasury stock                                   ---             ---               (70)
    Proceeds from long-term debt                                 480             ---               ---
    Reduction in long-term debt                                 (814)           (613)             (614)
                                                              ------          ------            ------
        Net cash flows from financing activities              (1,534)            187              (284)
                                                              ------          ------            ------

Net increase (decrease) in cash                                  944             214                (1)
Beginning cash                                                   267              53                54
                                                              ------          ------            ------

Ending cash                                                   $1,211          $  267            $   53
                                                              ======          ======            ======
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
    Interest                                                  $  425          $  467            $  374
    Income taxes                                              $   20          $  ---            $  ---
Supplemental schedule of non-cash investing and financing
    activities:
    Capital leases                                            $  ---          $  157            $  ---

The accompanying notes are an integral part of these consolidated financial statements.

                     CFI INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 1995, JUNE 26, 1994 AND JUNE 27, 1993


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR -- The Company's fiscal year ends on the last day in June. Prior to fiscal 1995 the Company's fiscal year ended the last Sunday in June.

PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of CFI Industries, Inc. and subsidiaries (the "Company" or "CFI"). All significant intercompany accounts and transactions have been eliminated.

MARKETABLE SECURITIES -- Marketable securities, which were carried at the lower of cost or market, consisted of a mutual fund invested primarily in 100% government backed mortgage securities. Unrealized losses on such securities in fiscal 1994 of $77,000 were offset against interest income.

REVENUE RECOGNITION -- Revenue from product sales is recognized at the time the product is shipped.

INVENTORIES -- Inventories, which consist of roll stock and pelletized or thermoformed plastics, are carried at the lower of cost or net realizable value using the first-in, first-out or weighted average cost methods. Cost includes raw material, labor and manufacturing overhead.

Inventories at June 30, 1995 and June 26, 1994 consisted of the following (amounts in thousands):

                                              June 30,    June 26,
                                                1995        1994
                                                ----        -----
       Raw material                            $1,018       $  822
       Work in process                            158          172
       Finished goods                           1,642        1,448
                                                -----        -----
                                               $2,818       $2,442
                                               ======       ======




DEPRECIATION -- Depreciation for financial reporting purposes is provided by using the straight-line method based upon the estimated useful lives of the assets as follows: buildings, 10 to 40 years; equipment, 3 to 20 years; and furniture and fixtures, 4 to 10 years.

INTANGIBLE ASSETS -- Intangible assets consist of goodwill, the cost in excess of net asset value of an acquired business, which is being amortized on a straight-line basis over a period of 40 years. The Company reviews the recoverability of goodwill based upon anticipated future operating results, on a nondiscounted basis, of the acquired business compared with the scheduled goodwill amortization.

CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE -- The number of shares used in the net income (loss) per common share calculation is the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Common stock equivalents, in the form of stock options, have been included in the fiscal 1995 calculation of weighted average shares outstanding using the treasury stock method. There were no common stock equivalents included in the calculation of net loss per common share for fiscal 1994 and 1993 as outstanding options were antidilutive during such periods.

STATEMENTS OF CASH FLOWS -- For purposes of the Statements of Cash Flows, the Company considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

2.  TRANSACTIONS WITH RELATED PARTIES

For fiscal 1995, 1994 and 1993, the Company paid $23,000, $32,000 and $20,000, respectively, for legal services rendered by Rosenberg & Liebentritt, P.C., a law firm whose two shareholders are members of the Company's Board of Directors. The Company believes that these fees are no less favorable than could be obtained from an outside party.

In addition, individuals and companies affiliated with Equity Group Investments, Inc. ("EGI"), a related party, provide services to the Company and its subsidiaries relating to corporate planning, tax advice and other matters. Amounts paid to EGI or its affiliates for such services in fiscal 1995, 1994 and 1993 were $46,000, $69,000 and $42,000, respectively. The Company believes that these fees are no less favorable than could be obtained from an outside party.

3.  PROPERTY AND EQUIPMENT

Components of property and equipment at June 30, 1995 and June 26, 1994 were as follows (amounts in thousands):

                                                                June 30,              June 26,
                                                                 1995                   1994
                                                                -------                 ------
             Land and improvements                              $   544                 $   681
             Buildings and improvements                           3,527                   3,514
             Machinery and equipment                              8,707                   8,014
             Furniture, fixtures and other                        1,506                   1,404
             Construction-in-progress                                65                      99
                                                                -------                 -------
                                                                 14,349                  13,712
                     Less accumulated depreciation                7,306                   6,203
                                                                -------                 -------
                                                                $ 7,043                 $ 7,509
                                                                =======                 =======

Included in the above amounts are items under capitalized leases as follows (amounts in thousands):

                                                                June 30,                 June 26,
                                                                   1995                     1994
                                                                -------                ----------
             Cost                                                 $197                    $197
             Less accumulated depreciation                          50                      14
                                                                  ----                    ----
                                                                  $147                    $183
                                                                  ====                    ====

Maintenance and repair expense during fiscal 1995, 1994 and 1993 was $1.7 million, $1.7 million and $1.6 million, respectively.

4.  SHORT-TERM DEBT

Plastofilm Industries, Inc. ("Plastofilm"), a wholly owned subsidiary of the Company, has a secured loan agreement (the "Agreement") with a financial institution pursuant to which it has borrowings under a revolving line of credit, a term loan and a capital expenditure line. The Agreement is secured by substantially all of Plastofilm's assets. (See Note 5.)

The $2.5 million line of credit bears interest at the prime rate plus 1/4% (9.25% at June 30, 1995) and is renewable at the option of such financial institution on November 30, 1995. Plastofilm anticipates that this line of credit will be renewed. During the fiscal year ended June 30, 1995, maximum borrowings under this line were $2.0 million and borrowings under this line at June 30, 1995 were $0.8 million. During the fiscal year ended June 26, 1994, Plastofilm's line of credit was $2.0 million, maximum borrowings under this line were $2.0 million and $2.0 million was outstanding at June 26, 1994. Average borrowings were $1,625,000 and $1,643,000 for the fiscal years ended June 30, 1995 and June 26, 1994, respectively. The weighted average interest rate was 8.61% in fiscal 1995 and 6.46% in fiscal 1994.

5.  LONG-TERM DEBT

Long-term debt consisted of the following as of June 30, 1995 and June 26, 1994 (amounts in thousands):

                                                                June 30,                 June 26,
                                                                  1995                     1994
                                                                --------                 --------
             Mortgage note, prime rate +1/2%
               due 1998                                         $  292                   $  455
             Term loan, prime rate +1/4%,
               due 1996                                          2,130                    2,700
             Capital expenditure loan,
               prime rate +1/2%, due 2000                          480                      ---
             Lease obligations, 8.65%-16.92%,
               due through 1996                                     69                      150
                                                                ------                   ------
                                                                 2,971                    3,305
             Less current maturities                               742                      687
                                                                ------                   ------
                                                                $2,229                   $2,618
                                                                ======                   ======

The long-term debt matures as follows: $742,000 in 1996, $1,687,000 in 1997, $326,000 in 1998, $96,000 in 1999, $96,000 in 2000 and $24,000 thereafter.

The Agreement between Plastofilm and its lender restricts the transfer of funds between Plastofilm and the Company through the imposition of tangible net worth requirements, debt to equity ratios and cash flow requirements. As a result of these restrictions, approximately 75% of the consolidated net assets of Plastofilm were restricted from being transferred to the Company as of June 30, 1995.

6.  COMMITMENTS

The Company and its subsidiaries lease certain facilities and equipment under various lease agreements. Total minimum commitments payable under these leases at June 30, 1995 were (amounts in thousands):

             Fiscal Year                                        Operating                  Capital
             -----------                                        ---------                  -------
             1996                                                  $ 304                     $  69
             1997                                                    278                       ---
             1998                                                    132                       ---
             1999                                                    120                       ---
             2000                                                     60                       ---
                                                                   -----                     -----

             Total minimum lease payments                          $ 894                        69
                                                                   =====

             Less amount representing interest                                                   4
                                                                                             -----
             Present value of minimum lease payments                                         $  65
                                                                                             =====

Rent expense for operating leases was $364,000, $279,000 and $305,000 for fiscal 1995, 1994 and 1993, respectively.

7.  INCOME TAXES

The provision (benefit) for income taxes was as follows:

                                                                    1995       1994       1993
                                                                    ----       ----       ----
 Current:
 U.S. Federal                                                       $  30       $---       $---

 Deferred                                                            (530)      $---       $---
                                                                    -----       ----       ----

                                                                    $(500)      $---       $---
                                                                    =====       ====       ====


The income tax benefit differed from the federal statutory rate as detailed below (amounts in thousands):

                                                                    1995         1994       1993
                                                                    ----         ----       ----
 Federal income tax computed at the
 statutory rate                                                    $ 444       $ (286)    $(131)

Additional (benefit) provision from:
    Utilization of net operating loss
       carryforwards, net                                           (457)         ---       ---

    Recognition of future tax benefits
       previously generated                                         (530)         ---       ---
 Tax benefits available in future
       years                                                         ---          261       106

Goodwill amortization                                                 25           25        25

Other, net                                                            18          ---       ---
                                                                   -----       ------     -----

 Total income tax (benefit)                                        $(500)      $  ---     $ ---
                                                                   =====       ======     =====


At June 30, 1995 and June 26, 1994 the components of deferred income taxes were as follows (amounts in thousands):

                                                          1995                             1994
                                                          ----                             ----
                                               Assets          Liabilities        Assets         Liabilities
                                               ------          -----------        ------         -----------
Net operating loss and credit
  carryforwards                                 $ 2,999              $ ---         $ 3,456           $ ---
Depreciation and amortization                      ----                643             ---             762
Provision for soil remediation                      405                ---             432             ---
Other allowances and accruals                       451                ---             589             ---
Valuation reserve                                (2,682)               ---          (3,715)            ---
                                                -------              -----         -------           -----
                                                $ 1,173              $ 643         $   762           $ 762
                                                =======              =====         =======           =====

A valuation reserve is provided to reduce the deferred tax assets to a level which management expects will be realized in the future. The valuation reserve for deferred tax assets as of June 26, 1994 was $3,715,000. The net change in the total valuation reserve for the year ended June 30, 1995 was a decrease of $1,033,000. Of this amount $457,000, resulted from the utilization of $487,000 of net operating loss carryforwards net of $30,000 of alternative minimum tax credits generated. The remaining $576,000 decrease resulted primarily from the Company's reevaluation of the realizability of future income tax benefits based on the Company's increased future profit expectations and improving business conditions.

At June 30, 1995, for income tax purposes the Company had net operating loss carryforwards of $6.7 million and general business credits carryforwards of $.7 million. The net operating loss carryforwards expire in years 2001 to 2009; the general business credits carryforwards expire in years 1999 and 2000.

8.  EMPLOYEE RETIREMENT PLANS

Until December 31, 1991, Plastofilm had a non-contributory profit sharing plan and a non-contributory pension plan. On November 12, 1991, the Board of Directors of Plastofilm adopted a resolution to curtail future benefit accruals in both plans as of December 31, 1991 and effective May 31, 1995 the pension plan was terminated. The pension plan obligation was not settled as of June 30, 1995. The settlement is not expected to have a material effect on the fiscal 1996 financial statements. The vested benefits in the profit sharing plan were placed in a new cash or deferred arrangement pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), the Plastofilm Employee Savings Plan ("Savings Plan"), which became effective on January 1, 1992.

The Savings Plan is for all employees. Plastofilm's contributions to the savings plan are at the discretion of Plastofilm's Board of Directors. It is currently Plastofilm's policy to contribute from 1% to 3% of each participant's compensation by matching 50% of employee voluntary salary deferrals of the first 6% of an employee's salary. A participant's contribution may not exceed 15% of annual compensation, or the maximum amount allowable as determined by the Code, if less than 15% of compensation. The amounts expensed under the Savings Plan for fiscal 1995, 1994 and 1993 were $238,000, $252,000 and $208,000, respectively.

Plastofilm's net periodic pension credit included the following components (amounts in thousands):

                                                                 1995           1994            1993
                                                                 ----           ----            ----
        Service costs - benefits earned
             during the period                                     $---          $---           $---
        Interest cost of projected benefit
             obligations                                             48            54             58
        Actual return on assets                                     (82)          (17)           (33)
        Net amortization and deferral                                15           (59)           (44)
                                                                   ----          ----           ----
               Net pension credit                                  $(19)         $(22)          $(19)
                                                                   ====          ====           ====

The funded status of Plastofilm's retirement plan at June 30, 1995 and June 26, 1994 was as follows (amounts in thousands):

                                                                1995              1994
                                                                ----              ----
Accumulated benefit obligations:
Vested                                                            $ 730            $ 822
Nonvested                                                           ---               11
                                                                  -----            -----
   Total accumulated benefit obligations                            730              833
Effect of projected future compensation levels                      ---              ---
                                                                  -----            -----
   Projected benefit obligation                                     730              833
Plan assets at fair value                                           818              844
                                                                  -----             ----
   Plan assets in excess of projected benefit obligation             88               11
Unrecognized net loss                                               236              419
Unrecognized net assets and other                                  (215)            (238)
                                                                  -----            -----
Net prepaid pension asset                                         $ 109            $ 192
                                                                  =====            =====

In determining the net periodic pension credit, the weighted average discount rate used was 6.5% in fiscal 1995 and 6.0% in fiscal 1994 and 1993. The weighted average expected long-term rate of return on assets was 7.50% in fiscal 1995 and 1994 and 6.75% in fiscal 1993.

9.  STOCK OPTIONS

The Company had originally reserved 100,000 shares of its common stock for issuance to Directors, officers, key employees and consultants of the Company through incentive stock options, non-qualified stock options and stock appreciation rights to be granted under the Company's 1991 Stock Option Plan (the "Plan"). In April 1994, the Company's Board of Directors approved a proposed amendment to the Company's Plan which would increase the number of common shares issuable upon exercise of stock options by 500,000 common shares. The proposed amendment was approved by stockholders at the Company's Annual Meeting of Stockholders held on December 6, 1994. The plan is administered by the Compensation Committee (the "Committee") consisting of three members of the Board of Directors. The option price is determined by the Committee, but cannot be less than the fair market value of the common stock of the Company at the date of grant. The options generally vest, in equal cumulative installments, after three years and expire ten years after the date of grant.

Transactions involving the plan are summarized as follows:

                                                 Price Range              1995            1994
                                                 -----------              ----            ----
         Outstanding, beginning of year          $2.63  -   $4          236,167          37,500
         Granted                                 $2.63  -   $4.38       146,000         268,000
         Canceled                                $2.63  -   $4           (1,667)        (69,333)
         Exercised                                                          ---             ---
                                                                        -------         -------
             Outstanding, end of year            $2.63  -   $4.38       380,500         236,167
                                                                        =======         =======

         Exercisable, end of year                                       236,500         118,500

         Reserved for future option grants                              219,500         363,833

Included in the fiscal 1994 options outstanding and exercisable were 172,000 shares and 100,000 shares, respectively, which were subject to stockholder approval.

10.  CONTINGENT LIABILITIES

During fiscal 1991 soil conditions at Plastofilm's Wheaton, Illinois facility were discovered which need remediation. At June 30, 1991, a pre-tax provision of $1.0 million was recorded for the estimated costs of testing and remediation. Fiscal 1992 expenditures for testing and remediation were approximately $535,000. At June 28, 1992, an additional pre-tax provision of $1.0 million was recorded to reflect the then currently estimated costs to complete the soil remediation. Expenditures during fiscal 1995, 1994 and 1993 for testing and remediation were approximately $78,000, $67,000 and $127,000, respectively. During fiscal 1993 the Illinois Environmental Protection Agency requested certain additional testing to be performed before approval of the Company's voluntary clean-up plan. These tests were conducted in fiscal 1994 and submitted to the Illinois Environmental Protection Agency in fiscal 1995 for approval. The approval of the Company's voluntary clean-up plan is pending.

The Company has received a demand for payment of withdrawal liability in the amount of approximately $360,000 from a multi-employer pension plan to which the Company made contributions in connection with a discontinued business. The Company disputes that it has any withdrawal liability and, in accordance with the applicable provisions of the Employee Retirement Income Security Act, has demanded that this dispute be resolved through arbitration. The Company is making quarterly contributions of approximately $10,000 as required by law pending arbitration. Through June 30, 1995 the Company has made payments of approximately $95,000. These payments will be returned to the Company, with interest, if it is ultimately determined that the Company has no liability.

The Company, in connection with a discontinued business, has been named by the United States Environmental Protection Agency ("US-EPA") as a potentially responsible party in a Superfund Proceeding. The US-EPA has determined the Company to be a de minimus contributor and has offered a settlement agreement to all de minimus parties. The Company has accepted the settlement agreement which will require total payments of $80,586. Payments will be made in two equal installments on January 16, 1996 and July 16, 1996. The settlement amount has been provided for in the financial statements.

11.  MAJOR CUSTOMERS

During fiscal years 1995, 1994 and 1993, net sales to Baxter International, Inc. and its affiliates accounted for approximately $5.2 million (17%), $4.6 million (16%) and $3.6 million (12%), respectively, of the total net sales of the Company.